EXECUTIVE SERVICES AGREEMENT

Between:

URANIUM ENERGY CORP.

And:

SCOTT MELBYE

Uranium Energy Corp.
500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78471
__________

EXECUTIVE SERVICES AGREEMENT

THIS EXECUTIVE SERVICES AGREEMENT is made and dated for reference effective as at September 1, 2014, as executed on this 15th day of December, 2014.

BETWEEN:

URANIUM ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at 500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78471

(the “Company”);

OF THE FIRST PART

AND:

SCOTT MELBYE, an individual, having an address for notice and delivery located at 8055 E. Tuffs Avenue, Suite 400, Denver, Colorado, U.S.A., 80237

(the “Executive”);

OF THE SECOND PART

(the Company and the Executive being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.           The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the NYSE MKT LLC stock exchange;

B.           The Executive has experience in and specializes in providing reporting and non-reporting companies with valuable management and operational services, and the Executive is the current Executive Vice President of the Company;

C.           The Company is involved in the principal business of acquiring, exploring and developing various uranium and other resource properties of merit (collectively, the “Business”); and, as a consequence thereof, the Company is hereby desirous of continuing to retain the Executive as its Executive Vice President and the Executive is hereby desirous of accepting such position and providing related services to the Company as set forth in this Executive Services Agreement (the “Agreement”);

D.           In accordance with the terms and conditions of a certain and underlying letter agreement, dated for reference effective as of August 28, 2014, as entered into between the Parties, a copy of which letter agreement being attached hereto as Schedule “A” (the “Underlying Agreement”); the Parties thereby formalized the appointment of the Executive as an employee of the Company together with the provision for certain related management and operational services to be provided by the Executive to the Company in accordance with the terms and conditions of the Underlying Agreement and, particular, in the Executive’s then intended role as the Executive Vice President of the Company; and

E.           Since the entering into of the Underlying Agreement, and as contemplated by the terms of the Underlying Agreement, the Parties have discussed the terms and conditions of the services that would continue to be provided by the Executive to the Company and, by entering into this Agreement, the Parties have agreed to hereby replace, in their entirety, the Underlying Agreement, together with all such prior discussions, negotiations, understandings and agreements with respect to the services, all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES AGREE AS FOLLOWS:

Article 1
DEFINITIONS, INTERPRETATION, SCHEDULE AND ENTIRE AGREEMENT

1.1          Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)

“Agreement” means this Executive Services Agreement as may be from time to time supplemented or amended by one or more agreements entered into by the Parties pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(b)	“Arbitration Rules” means the Rules of the American Arbitration Association, as may be amended from time to time;

(c)	“Benefits” has the meaning ascribed to it in section “4.8” hereinbelow;

(d)	“Board of Directors” means the Board of Directors of the Company as duly constituted from time to time;

(e)	“Bonus” has the meaning ascribed to it in section “4.3” hereinbelow;

(f)	“Business” has the meaning ascribed to it in recital “C.” hereinabove;

(g)	“Business Day” means any day during which United States Chartered Banks are open for business in the City of Corpus Christi, State of Texas, U.S.A.;

(h)

“Company” means Uranium Energy Corp., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(i)	“Company’s Non-Renewal Notice” has the meaning ascribed to in section “3.2” hereinbelow;

(j)	“Effective Date” has the meaning ascribed to in section “3.1” hereinbelow;

(k)	“Effective Termination Date” has the meaning ascribed to it in sections “3.2”, “3.3”, “3.4”, “3.5”, “3.6” and “5.3” hereinbelow, as the case may be;

(l)	“Exchange Act”, “Form S-8 Registration Statement”, “SEC”, “Registration Statement” and “Securities Act” have the meanings ascribed to them in section “4.7” hereinbelow;

(m)	“Executive” means Scott Melbye, an individual;

(n)	“Expenses” has the meaning ascribed to it in section “4.5” hereinbelow;

(o)	“Fee” has the meaning ascribed to it in section “4.1” hereinbelow;

(p)	“General Services” has the meaning ascribed to it in section “2.1” hereinbelow;

(q)	“Initial Term” has the meaning ascribed to it in section “3.1” hereinbelow;

(r)

“Just Cause” means any of the following acts, omissions, behavior, or conduct of the Executive: (i) the substantial neglect or inattention by the Executive of the Executive’s duties under this Agreement, which breach is materially injurious to the Company; (ii) the commission of an act of fraud, conversion, misappropriation, or embezzlement or any other commission or act by the Executive, where such commission or act is punishable by imprisonment, or the Executive’s conviction of or entering a guilty plea or plea of no contest with respect to a felony or the equivalent thereof; or (iii) the engaging by the Executive in conduct that is materially detrimental to the reputation, character or standing or otherwise materially injurious to the Company;

(s)	“Indemnified Party” has the meaning ascribed to it in section “7.1” hereinbelow;

(t)	Notice of Termination” has the meaning ascribed to it in each of sections “3.3”, “3.4” and “5.3” hereinbelow;

(u)	“NYSE MKT” means the NYSE MKT LLC stock exchange, or any successor stock exchange, however formed, whether as a result of merger, amalgamation or other action;

(v)	“Option” has the meaning ascribed to it in section “4.6” hereinbelow;

(w)	“Option Plan” has the meaning ascribed to it in section “4.6” hereinbelow;

(x)	“Option Share” has the meaning ascribed to it in section “4.6” hereinbelow;

(y)	“Outstanding Expense Reimbursements” has the meaning ascribed to it in section “3.2” hereinbelow;

(z)	“Outstanding Vacation Pay” has the meaning ascribed to it in section “3.2” hereinbelow;

(aa)

“Parties” or “Party” means, individually and collectively, the Company, and/or the Executive, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(ab)	“Property” has the meaning ascribed to it in section “5.4” hereinbelow;

(ac)	“Regulatory Approval” means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(ad)	“Regulatory Authorities” and “Regulatory Authority” means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Executive and including, without limitation, and where applicable, the United States Securities and Exchange Commission, the NYSE MKT and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(ae)	“Renewal Period” has the meaning ascribed to it in section “3.2” hereinbelow;

(af)	“Severance Package” has the meaning ascribed to it in section “3.2”
hereinbelow;

(ag)	“subsidiary” means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

(ah)	“Underlying Agreement” has the meaning ascribed to it in recital “D.” hereinabove; and

(ai)	“Vacation” has the meaning ascribed to it in section “4.5” hereinbelow.

1.2          Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)	any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)	words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

1.3          Schedule. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

Schedule	Description of Schedule

Schedule “A”:	Underlying Agreement.

1.4          Entire agreement. This Agreement constitutes the entire agreement to date between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Underlying Agreement which is hereby confirmed s superseded, in its entirety, by the terms and conditions of this Agreement.

Article 2
GENERAL SERVICES AND DUTIES OF THE EXECUTIVE

2.1          General Services. During the Initial Term and any Renewal Period the Company hereby agrees to retain the Executive as the Executive Vice President of the Company, and the Executive hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Executive by, the Board of Directors consistent with such position, and the Executive also agrees to accept such position in order to provide such related management and operational services as the Board of Directors shall, from time to time, reasonably assign to the Executive and as may be necessary for the ongoing maintenance and development of the Company’s various Business interests during the Initial Term and any Renewal Period (collectively, the “General Services”); it being expressly acknowledged and agreed by the Parties that the Executive shall initially commit and provide to the Company the General Services on a reasonably full-time basis during the Initial Term and any Renewal Period for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay and provide to the order and direction of the Executive each of the proposed compensation amounts as set forth in Articles “4” hereinbelow.

In this regard it is hereby acknowledged and agreed that the Executive shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the President of the Company, or upon the advice or instructions of such other director or officer of the Company as the President of the Company shall, from time to time, designate in times of the President’s absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2          Adherence to rules and policies of the Company. The Executive hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Executive as an executive officer and an employee of the Company.

Article 3
INITIAL TERM, RENEWAL AND TERMINATION

3.1          Effectiveness and Initial Term of the Agreement. The initial term of this Agreement begins on September 1, 2014 (the “Effective Date”) and ends on February 28, 2016 (the “Initial Term”; that being 18 months from the Effective Date); provided, however, that the commencement and continuation of the Initial Term is subject, at all times, to the Company’s receipt, if required, of Regulatory Approval from each of the Regulatory Authorities within 10 calendar days of the due and complete execution of this Agreement by both Parties. If said Regulatory Approval is required and not obtained within such timeframe, then this Agreement will automatically terminate and be deemed null and void ab initio.

3.2          Renewal by the Company after the Initial Term and Severance Package if not renewed. Subject at all times to sections “3.3”, “3.4”, “3.5”, “3.6” and “5.3” hereinbelow, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. If the Company intends to not renew this Agreement, whether at the end of the Initial Term or any Renewal Period, then the Company will provide written notice to the Executive (a “Company’s Non-Renewal Notice”) at least 30 calendar days prior to the end of the Initial Term or the Renewal Period, as applicable. If the Company fails to provide a Company’s Non-Renewal Notice at the end of the Initial Term, then this Agreement shall automatically renew on a one-month to one-month term renewal basis after the Initial Term, or for such other period as agreed to by the Parties at that time (any such renewal period, a “Renewal Period”), until terminated by the Company by delivery of a Company’s Non-Renewal Notice as provided hereinabove. Any such Renewal Period will be on the same terms and conditions contained herein unless such terms are modified and agreed to in writing by the Parties in advance.

Following delivery of a Company’s Non-Renewal Notice that has been provided at least 30 calendar days prior to the end of the Initial Term or Renewal Period as the case may be (in such case, the day immediately following the final day of such Initial Term or Renewal Period, as applicable, being the “Effective Termination Date”), (i) the Executive will continue to provide the General Services until the Effective Termination Date and (ii) the Company will continue to provide and pay to the Executive all of the amounts otherwise payable to the Executive under Article “4” hereinbelow until the Effective Termination Date. In addition to the payment of such amounts by the Company, the Company shall also pay and provide to the Executive the following amounts and in the following manner (collectively, the “Severance Package”), subject, at all times, to the Executive’s ongoing material compliance with the Executive’s obligations under Article “5” hereinbelow, such ongoing Severance Package compensation representing the Executive’s clear and unequivocal severance package for the non-renewal of this Agreement by the Company upon the completion of the Initial Term or any Renewal Period:

(a)

any Fees and Bonuses payable by the Company to the Executive under Article “4” hereinbelow until the Effective Termination Date and payable within 14 calendar days of the Effective Termination Date (the “Outstanding Fees and Bonuses”);

(b)

any Expense payment reimbursements which would then be due and owing by the Company to the Executive under this Agreement to the Effective Termination Date and, subject to the Executive’s prior compliance with the provisions of section “4.5” hereinbelow, payable within 14 calendar days of the Effective Termination Date (the “Outstanding Expense Reimbursements”);

(c)

any pro rata and unused Vacation pay which would then be due and owing by the Company to the Executive under this Agreement to the Effective Termination Date and payable within 14 calendar days of the Effective Termination Date (the “Outstanding Vacation Pay”);

(d)

subject to the provisions of sections “4.6” and “4.7” hereinbelow, all of the Executive’s then unvested stock Options, together with any other options or equity awards granted by the Company to the Executive as of the Effective Termination Date, shall immediately vest; such that any such stock Options, options and equity awards are then fully and immediately exercisable by the Executive; and shall continue to be exercisable for a period of 90 calendar days from the Effective Termination Date (the “Options Extension”); and

(e)	confirmation that all of the Executive’s then Benefits coverage would be extended to the Executive for a period ending 90 calendar days from the Effective Termination Date.

3.3          Termination without Just Cause by the Company and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company without Just Cause at any time during the Initial Term or any Renewal Period by the Company’s delivery to the Executive of written notice of its intention to terminate (the “Notice of Termination” herein). In such case, the “Effective Termination Date” being the later of the date specified in the Notice of Termination and the date that is 30 calendar days after the date of delivery of such Notice of Termination. In any such event (i) the Executive will continue to provide the General Services until the Effective Termination Date and (ii) the Company will, subject to the Executive’s ongoing material compliance with the Executive’s obligations under Article “5” hereinbelow, continue to provide and pay to the Executive:

(a)	the entire Severance Package in the manner and in accordance with the terms and conditions set forth in section “3.2” hereinabove; and

(b)

an additional severance cash payment equating to any Fees that would be due and owing by the Company to the Executive to the end of, respectively, either the Initial Term or any then Renewal Period within which the Notice of Termination above is provided;

such ongoing compensation representing the Executive’s clear and unequivocal severance package for the early termination by the Company without Just Cause under this Agreement prior to the completion of the Initial Term or any Renewal Period.

3.4          Termination by the Executive and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Executive for any reason at any time during the Initial Term or any Renewal Period by the Executive’s delivery to the Company of written notice of its intention to terminate (the “Notice of Termination” herein). In such case, the “Effective Termination Date” being the later of the date specified in the Notice of Termination and the date that is 30 calendar days after the date of delivery of such Notice of Termination. In any such event (i) the Executive will continue to provide the General Services until the Effective Termination Date and (ii) the Company will, subject to the Executive’s ongoing material compliance with the Executive’s obligations under Article “5” hereinbelow, continue to provide and pay to the Executive:

(a)	the Outstanding Fees and Bonuses in the manner and in accordance with the terms and conditions set forth in subsection “3.2(a)” hereinabove;

(b)	the Outstanding Expense Reimbursements in the manner and in accordance with the terms and conditions set forth in subsection “3.2(b)” hereinabove;

(c)	the Outstanding Vacation Pay in the manner and in accordance with the terms and conditions set forth in subsection “3.2(c)” hereinabove; and

(d)

subject to the provisions of sections “4.6” and “4.7” hereinbelow, all of the Executive’s then unvested stock Options (as hereinafter defined), together with any other unvested options or equity awards granted by the Company to the Executive as of the Effective Termination Date, shall immediately terminate; such that any then only vested Options, options and equity awards are then fully and immediately exercisable by the Executive for a period of 90 calendar days from the Effective Termination Date;

such ongoing compensation representing the Executive’s clear and unequivocal severance package for the early termination by the Executive under this Agreement prior to the completion of the Initial Term or any Renewal Period; it being acknowledged and agreed that all Benefits will immediately terminate on such Effective Termination Date.

3.5          Termination for disability or death and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement will automatically terminate during the Initial Term or any Renewal Period on the date that is 30 calendar days after either the date of death or disability of the Executive (in such case, that date being the “Effective Termination Date”). For purposes of this Agreement, the term “disability” means that the Executive shall have been unable to provide the General Services contemplated under this Agreement for a period of 30 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and those two physicians together shall select a third physician whose determination as to disability shall be binding on all Parties. In the event that this Agreement is terminated as a result of the Executive’s death or disability pursuant to this section, the Company will, subject to the Executive’s ongoing material compliance with the Executive’s obligations under Article “5” hereinbelow, continue to provide and pay to the Executive:

(a)	the Outstanding Fees and Bonuses in the manner and in accordance with the terms and conditions set forth in subsection “3.2(a)” hereinabove;

(b)	the Outstanding Expense Reimbursements in the manner and in accordance with the terms and conditions set forth in subsection “3.2(b)” hereinabove;

(c)	the Outstanding Vacation Pay in the manner and in accordance with the terms and conditions set forth in subsection “3.2(c)” hereinabove; and

(d)

subject to the provisions of sections “4.6” and “4.7” hereinbelow, all of the Executive’s then unvested stock Options (as hereinafter defined), together with any other unvested options or equity awards granted by the Company to the Executive as of the Effective Termination Date, shall immediately terminate; such that any then only vested Options, options and equity awards are fully and immediately exercisable by the Executive’s estate for a period of one year from the Effective Termination Date;

such ongoing compensation representing the Executive’s clear and unequivocal severance package for the untimely and early termination of this Agreement prior to the completion of the Initial Term or any Renewal Period by reason of the Executive’s death or disability.

3.6          Termination by the Company with Just Cause. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company with Just Cause at any time during the Initial Term or any Renewal Period by the Company’s delivery to the Executive of written notice of its intention to terminate (the “Notice of Termination” herein). In such case, the “Effective Termination Date” being the later of the date specified in the Notice of Termination and the date that is 30 calendar days after the date of delivery of such Notice of Termination. In any such event (i) the Executive will continue to provide the General Services until the Effective Termination Date and (ii) the Company will, subject to the Executive’s ongoing material compliance with the Executive’s obligations under Article “5” hereinbelow, continue to provide and pay to the Executive:

(a)	the outstanding Fees in the manner and in accordance with the terms and conditions set forth in subsection “3.2(a)” hereinabove;

(b)	the Outstanding Expense Reimbursements in the manner and in accordance with the terms and conditions set forth in subsection “3.2(b)” hereinabove; and

(c)	the Outstanding Vacation Pay in the manner and in accordance with the terms and conditions set forth in subsection “3.2(c)” hereinabove;

such ongoing compensation representing the Executive’s clear and unequivocal severance package for the early termination by the Company with Just Cause under this Agreement prior to the completion of the Initial Term or any Renewal Period; it being acknowledged and agreed that all Options (vested and unvested) and Benefits will immediately terminate on such Effective Termination Date.

3.7          Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement. In addition, and without limiting the foregoing, each of sections “3.2”, “3.3”, “3.4”, “3.5”, “3.6”, “3.7” and “5.3” and Articles “9” and “10” herein shall survive the termination of this Agreement.

Article 4
COMPENSATION OF THE EXECUTIVE

4.1          Fee. It is hereby acknowledged and agreed that the Executive shall render the General Services during the Initial Term and during any Renewal Period and the Company shall compensate the Executive by way of the payment by the Company to the Executive, or to the further order or direction of the Executive as the Executive may determine (in the Executive’s sole and absolute discretion) and advised to the Company of prior to such payment, of the gross monthly fee of U.S. $20,833.33 (the “Fee”; being an aggregate yearly fee of U.S. $250,000.00) . The Company shall pay such Fees to the Executive (or to the Executive’s designee, as provided above) on a bi-monthly basis, with an amount equal to one-half of such Fee being paid on each of the fifteenth and thirtieth day of each month during the Initial Term and any Renewal Period.

4.2          Payment of Fee and status as a taxable employee. It is hereby acknowledged and agreed that the Executive will be classified as a taxable employee of the Company for all purposes, such that all compensation which is provided by the Company to the Executive under this Agreement, or otherwise, will be calculated on a net-of-tax Fee and any benefits basis for which all statutory taxes will first be deducted by the Company and remitted on behalf of the Company and the Executive to the appropriate taxing authorities.

4.3          Bonus Payments. It is hereby acknowledged that the Board of Directors will, in good faith, consider the payment of reasonable industry standard annual bonuses (each being a “Bonus”) based upon the performance of the Company and upon the achievement by the Executive and/or the Company of reasonable management objectives to be reasonably established by the Board of Directors (after reviewing proposals with respect thereto defined by the Executive prior to the beginning of the relevant Company year). These management objectives will consist of both financial and subjective goals and will be specified in writing by the Board of Directors, and a copy will be given to the Executive prior to the commencement of the applicable year. The payment of any such Bonus will be payable within 120 calendar days of the ensuing year after any calendar year commencing on the Effective Date. Any dispute relating to any Bonus will be resolved by arbitration in accordance with Article “9” hereinbelow.

4.4          Reimbursement of Expenses. It is hereby acknowledged and agreed that the Company will reimburse the Executive for all pre-approved direct and reasonable expenses actually and properly incurred by the Executive for the benefit of the Company (collectively, the “Expenses”). Such reimbursements are payable by the Company to the order, direction and account of the Executive as the Executive may designate in writing, from time to time, in the Executive’s sole and absolute discretion, as soon as reasonably possible after the delivery by the Executive to the Company of written substantiation on account of each such reimbursable Expense.

4.5          Paid Vacation. It is hereby also acknowledged and agreed that, during the Initial Term and any Renewal Period, the Executive is entitled to four weeks paid vacation (collectively, the “Vacation”), to be taken at a time or times which are approved by the President of the Company (such approval not to be unreasonably withheld); provided, however, that the President may take into account the operational requirements of the Company and the need for the timely performance by the Executive of the General Services in connection with such approval; and provided, further, that such weeks shall not be taken consecutively. Unused Vacation may not be carried over after the completion of each calendar year during the continuance of this Agreement, and any unused Vacation will be paid out in cash by the Company to the Executive within 14 calendar days of the end of any such calendar year.

4.6          Options. Subject to the following and the provisions of section “4.7” hereinbelow, it is hereby acknowledged and agreed that the Executive has already been granted, as contemplated by the Underlying Agreement, however, subject to the rules and policies of the Regulatory Authorities and applicable securities legislation and the terms and conditions of the Company’s existing stock incentive plan (the “Option Plan”), an initial incentive stock option (the “Option”) to purchase an aggregate of up to 300,000 common shares of the Company (each an “Option Share”), at an exercise price of U.S. $1.32 per Option Share, and vesting as to one-quarter of the Option (that being as to an initial 75,000 Option Shares) on the day which was three months from the date of grant and vesting as to a further one-quarter of the Option on each day which was six, 12 and 18 months, respectively, from the date of grant, and for an entire exercise period of five years commencing on the date of grant.

It is hereby acknowledged that the initial Option granted to the Executive prior the Effective Date of this Agreement was negotiated as between the Parties in the context of the stage of development of the Company existing prior to the Effective Date of this Agreement. Correspondingly, it is hereby acknowledged and agreed that any Options granted by the Company to the Executive shall be reviewed and renegotiated at the request of either Party on a reasonably consistent basis during the Initial Term and any Renewal Period and, in the event that the Parties cannot agree, then the number of Options shall be increased on an annual basis by the percentage which is the average percentage of all increases to management stock options within the Company during the previous 12-month period; and in each case on similar and reasonable exercise terms and conditions. Any dispute respecting either the effectiveness or magnitude of the final number and terms hereunder shall be determined by arbitration in accordance with Article “9” hereinbelow.

4.7          Options subject to the following provisions. In this regard, and subject also to the following, it is hereby acknowledged and agreed that the exercise of any such Options shall be subject, at all times, to such vesting and resale provisions as may then be contained in the Company’s Option Plan and as may be finally determined by the Board of Directors, acting reasonably. Notwithstanding the foregoing, however, it is hereby also acknowledged and agreed that, in the event that this Agreement is terminated in accordance with either of sections “3.6” or “5.3” herein; such that no Options Extension or any portion thereof is then available to the Executive; such portion of the within and remaining Options which shall have then not been exercised on the determined Effective Termination Date shall, notwithstanding the remaining exercise period of the Option(s), then be immediately terminated with no right of exercise by the Executive following such Effective Termination Date. In this regard, and in accordance with the terms and conditions of each final form of Option agreement, the Parties hereby also acknowledge and agree that:

(a)

Registration of Option Shares under the Options: the Company will use reasonable commercial efforts to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (the “Form S-8 Registration Statement”) within 90 calendar days after the Effective Date hereof covering the issuance of all Option Shares of the Company underlying the then issued Options, and such Form S-8 Registration Statement shall comply with all requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). In this regard the Company shall use its best efforts to ensure that the Form S-8 Registration Statement remains effective as long as such Options are outstanding, and the Executive fully understands and acknowledges that these Option Shares will be issued in reliance upon the exemption afforded under the Form S-8 Registration Statement which is available only if the Executive acquires such Option Shares for investment and not with a view to distribution. The Executive is familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act and the special meaning given to such term in various releases of the SEC;

(b)

Section 16 compliance: the Company shall ensure that all grants of Options are made to ensure compliance with all applicable provisions of the exemption afforded under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Without limiting the foregoing, the Company shall have an independent committee of the Board of Directors approve each grant of Options to the Executive and, if required, by the applicable Regulatory Authorities and the shareholders of the Company. The Company shall file, on behalf of the Executive, all reports required to filed with the SEC pursuant to the requirements of Section 16(a) under the Exchange Act and applicable rules and regulations;

(c)

Disposition of any Option Shares: the Executive further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Executive agrees that the Executive shall in no event make any disposition of all or any portion of the Option Shares which the Executive may acquire hereunder unless and until:

(i)	there is then in effect a “Registration Statement” under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)

(A) the Executive shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Executive shall have furnished the Company with an opinion of the Executive’s own counsel to the effect that such disposition will not require registration of any such Option Shares under the Securities Act and (C) such opinion of the Executive’s counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Executive of such concurrence; and

(d)

Payment for any Option Shares: it is hereby further acknowledged and agreed that, during the Initial Term and any Renewal Period, the Executive shall be entitled to exercise any Option granted hereunder and pay for the same by way of the prior agreement of the Executive, in the Executive’s sole and absolute discretion, and with the prior knowledge of the Company, to settle any indebtedness which may be due and owing by the Company under this Agreement in payment for the exercise price of any Option Shares acquired thereunder. In this regard, and subject to further discussion as between the Company and the Executive, together with the prior approval of the Board of Directors and the establishment by the Company of a new Option Plan predicated upon the same, it is envisioned that, when the Company is in a position to afford the same, the Company may adopt certain additional “cashless exercise” provisions respecting the granting and exercise of incentive stock options during the continuance of this Agreement.

4.8          Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Executive shall be entitled to participate fully in the Company’s current extended health plan (the “Benefits”) at the Company’s expense for any and all such Benefits from time to time.

Article 5
ADDITIONAL OBLIGATIONS OF THE EXECUTIVE

5.1          Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Executive will provide the Board of Directors with such information concerning the results of the Executive’s General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

5.2          Opinions, reports and advice of the Executive. The Executive acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Executive to the Company in connection with the Executive’s engagement hereunder are intended solely for the Company’s benefit and for the Company’s uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Executive covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company’s sole and absolute discretion. The Executive further covenants and agrees that no public references to the Executive or disclosure of the Executive’s role in respect of the Company may be made by the Executive without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Executive to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.3          Executive’s business conduct. The Executive warrants that the Executive shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Company’s business interests and the Executive. In particular, and in this regard, the Executive specifically warrants to provide the General Services in a sound and professional manner as set by the specifications of the Company. In the event that the Board of Directors has a reasonable concern that the business as conducted by the Executive is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the business interests or to the Company’s or the Executive’s reputation, the Company may require in writing to the Executive that the Executive make such alterations in the Executive’s business conduct as the Board of Directors may reasonably require, in its sole and absolute discretion. If the Executive does not make such alterations in a reasonable period of time, then the Company, in its sole and absolute discretion, may terminate this Agreement by providing prior written notice to the Executive (the “Notice of Termination” herein). In such case, the “Effective Termination Date” being the later of the date specified in the Notice of Termination and the date that is 30 calendar days after the date of delivery of such Notice of Termination. In any such event (i) the Executive will continue to provide the General Services until the Effective Termination Date and (ii) the Company will (A) continue to provide and pay to the Executive all Outstanding Fees and Bonuses payable to the Executive under Article “4” hereinbelow until the Effective Termination Date and (B) pay to the Executive, within 14 calendar days of the Effective Termination Date, any amounts owed in connection with any Outstanding Expense Reimbursements and Outstanding Vacation Pay. In the event of any debate or dispute as to the reasonableness of the Board of Directors’ request or requirements, the judgment of the Board of Directors shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article “9” hereinbelow.

5.4          Right of ownership to the business and related Property. The Executive hereby acknowledges and agrees that any and all Company Business interests, together with any products or improvements derived therefrom and any trademarks or trade names used in connection with the same (collectively, the “Property”), are wholly owned and controlled by the Company. Correspondingly, neither this Agreement, nor the operation of the business contemplated by this Agreement, confers or shall be deemed to confer upon the Executive any interest whatsoever in and to any of the Property. In this regard the Executive hereby further covenants and agrees not to, during or after the Initial Term and the continuance of this Agreement, contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of the Company’s interests therein. The Executive acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Executive’s knowledge of and association with the Property interests during the Initial Term and any Renewal Period, the aforesaid covenant, both during the Initial Term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Company. As a final note, the Executive hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to any of the Property interests as soon as the Executive becomes aware of the infringement or challenge.

In addition, and for even greater certainty, the Executive hereby assigns to the Company the entire right, title and interest throughout the world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, and other inventions, made, conceived, or reduced to practice or authored by the Executive or the Executive’s employees, either solely or jointly with others, during the performance of this Agreement, or which are made, conceived, or reduced to practice, or authored with the use of information or materials of the Company either received or used by the Executive during the performance of this Agreement or any extension or renewal thereof. The Executive shall promptly disclose to the Company all works, writings, formulas, designs, models, photographs, drawings, design inventions and other inventions made, conceived or reduced to practice, or authored by the Executive or the Executive’s employees as set forth above. The Executive shall sign, execute and acknowledge, or cause to be signed, executed and acknowledged without cost to Company or its nominees, patent, trademark or copyright protection throughout the world upon all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions; title to which the Company acquires in accordance with the provisions of this section. The Executive has acquired or shall acquire from each of the Executive’s employees, if any, the necessary rights to all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions made by such employees within the scope of their employment by the Executive in performing the General Services under this Agreement. The Executive shall obtain the cooperation of each such employee to secure to the Company or its nominees the rights to such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions as the Company may acquire in accordance with the provisions of this section. The work performed and the information produced under this Agreement are works made for hire as defined in 17 U.S.C. § 101.

Article 6
ADDITIONAL OBLIGATIONS OF THE PARTIES

6.1          No conflict by the Executive. Subject to the following exception, during the Initial Term and any Renewal Period the Executive shall not engage in any business or activity which reasonably may detract from or conflict with the Executive’s duties and obligations to the Company as set forth in this Agreement without the prior written consent of the Company. In this regard it is hereby acknowledged and agreed by the Parties that the Consultant is presently engaged as the Vice President of Commercial for Uranium Participation Corp. and, in such capacity, will be providing various services which will be deemed, under all circumstances, to not be in conflict with the Executive’s duties and obligations to the Company hereunder.

In addition, during the Initial Term and any Renewal Period, and for a period of three months following the termination of this Agreement in accordance with either of sections “3.2”, “3.3”, “3.4”, “3.5”, “3.6” or “5.3” hereunder, the Executive shall not engage in any uranium exploration or development business or activity whatsoever which reasonably may be determined by the Board of Directors, in its sole and absolute discretion, to compete with any portion of the Company’s Business interests as contemplated hereby without the prior written consent of the Company.

6.2          Non-circumvention by the Parties. Each of the Parties hereby acknowledges and agrees, for a period of three months following the termination of this Agreement in accordance with either of sections “3.2”, “3.3”, “3.4”, “3.5”, “3.6” or “5.3” hereunder, not to initiate any contact or communication directly with either of the other Party or any of its respective subsidiaries, as the case may be, together with each of the other Party’s respective directors, officers, representatives, agents or employees, without the prior written consent of the other Party and, notwithstanding the generality of the foregoing, further acknowledges and agrees, even with the prior written consent of the other Party to such contact or communication, to limit such contact or communication to discussions outside the scope of any confidential information (as hereinafter determined).

6.3          Breach by the Parties. For the purposes of sections “6.1” and “6.2” herein, the Parties hereby recognize and agree that a breach a Party of any of the covenants therein contained would result in irreparable harm and significant damage to the other Party that would not be adequately compensated for by monetary award. Accordingly, each of the Parties agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, a Party will also be liable to the other Party, as liquidated damages, for an amount equal to the amount received and earned by that Party as a result of and with respect to any such breach. The Parties hereby acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of their respective business interests and are reasonable and valid, and all defenses to the strict enforcement thereof by the Parties are hereby waived.

6.4          Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party, or of any of the other Party’s respective subsidiaries, which may come to the Party’s knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party’s respective business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

6.5          Compliance with applicable laws. Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party’s knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1          Indemnification. The Parties hereby each agree to indemnify and save harmless the other Party and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees, consultants and agents (each such party being an “Indemnified Party”) harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement. 7.2 No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct. 7.3 Claim of indemnification. The Parties agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4          Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties, the Indemnified Party will give both Parties prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

7.5          Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

7.6          Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the relevant Party;

(b)	the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)

the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party and the Indemnified Party; or

(d)	there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party.

7.7          Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 8
FORCE MAJEURE

8.1          Events. If either Party is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labor shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

8.2          Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section “8.1” hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 9
ARBITRATION

9.1          Matters for arbitration. Except for urgent matters as necessary to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

9.2          Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days’ prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five Business Days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section “9.3” hereinbelow.

9.3          Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five Business Days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five Business Days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five Business Days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Rules. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairperson shall fix a time and place in the City of Corpus Christi, State of Texas, U.S.A., for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

9.4          Award. The Parties agree that the award of a majority of the arbitrators shall be final and binding upon each of them.

Article 10
GENERAL PROVISIONS

10.1         No assignment. This Agreement may not be assigned by any Party except with the prior written consent of the other Party.

10.2        Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the introductory paragraphs of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third Business Day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

10.3        Time of the essence. Time will be of the essence of this Agreement.

10.4        Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties and their respective heirs, executors, administrators and assigns.

10.5        Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

10.6        Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the purposes of and to give full force and effect to this Agreement.

10.7        Representation and costs. It is hereby acknowledged by each of the Parties hereto that McMillan LLP, Lawyers – Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Executive has been required by each of McMillan LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that McMillan LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party to the role and capacity of McMillan LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, McMillan LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by McMillan LLP, shall be at the cost of the Company.

10.8        GOVERNING LAW; VENUE. THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES) GOVERN ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ITS INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT. WITH RESPECT TO ANY MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OTHER THAN THOSE MATTERS REQUIRED TO BE SUBMITTED TO ARBITRATION PURSUANT TO ARTICLE “9”, ANY PARTY MAY BRING THE RELATED LEGAL ACTION OR PROCEEDING IN ANY COURT SITTING IN CORPUS CHRISTI, TEXAS, U.S.A. EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS SITTING IN CORPUS CHRISTI, TEXAS, FOR THE PURPOSES OF ALL SUCH LEGAL ACTIONS AND PROCEEDINGS OTHER THAN THOSE REQUIRED TO BE SUBMITTED TO ARBITRATION PURSUANT TO ARTICLE “9”.

10.9        Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

10.10        Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement. 10.11        Counterparts. This Agreement may be signed by the Parties in as many counterparts as may be necessary, and via facsimile, e-mail or other means of electronic transmission if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth in the introductory paragraph of this Agreement.

10.12       No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

10.13       Amendment. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party.

10.14       Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

[Signature page follows]

IN WITNESS WHEREOF the Parties have hereunto set their respective hands and seals as at the execution date first written above.

The COMMON SEAL of	)
URANIUM ENERGY CORP.,	)
the Company herein, was hereunto affixed	)
in the presence of:	)	(C/S)
)
)
/s/ Amir Adnani	)
Authorized Signatory	)

SIGNED, SEALED and DELIVERED by	)
SCOTT MELBYE,	)
the Executive herein, in the presence of:	)
)
)
/s/ Louise Melbye	)
Witness Signature	)	/s/ Scott Melbye
	)	SCOTT MELBYE
618 Cliffgate Lane, Castle Rock, CO 80108)
Witness Address	)
)
Louise Melbye – Homemaker	)
Witness Name and Occupation	)

__________

Schedule A

This is Schedule “A” to that certain Executive Services Agreement, dated for reference with an Effective Date of September 1, 2014, as entered into between Uranium Energy Corp. and Scott Melbye.

Underlying Agreement

Refer to the materials attached hereto.

__________

August 28, 2014	Delivered and via e-mail

Scott Melbye
8055 E. Tuffs Avenue, Suite 400
Denver, Colorado 80237

Dear Mr. Melbye:

Re:

Uranium Energy Corp. (the “Company”)
Letter of Intent Regarding Proposed Employment

This letter (the “Letter of Intent”) is intended to set out the basis upon which the Company is prepared to engage you (the “Employee”) as an employee. Specifically, the Company wishes to set out in this Letter of Intent the basic terms, if accepted by the Employee, upon which the Company is prepared to enter into a formal agreement (the “Formal Agreement”) between the Company and the Employee with respect to the terms of employment of the Employee by the Company.

The Formal Agreement shall have, among other terms to be agreed to by and between the Company and the Employee, the following terms:

  The initial term (the “Initial Term”) of the Formal Agreement shall be 18 months.

  The Company shall compensate the Employee as follows: (i) the Company shall pay the Employee an annual cash fee of US$250,000 (that is, US$375,000 over the 18-month Initial Term), to be paid in equal monthly installments (US$20,833.33 to be paid upon the effective date of the Formal Agreement (the “Effective Date”) and US$20,833.33 to be paid each month in advance thereafter on the monthly anniversary of the Effective Date until the expiration of the Initial Term); and (ii) on the Effective Date, the Company shall grant to the Employee options (the “Options”) to purchase 300,000 shares of the Company’s common stock, exercisable at the closing market price of the Company’s common shares on the business day immediately preceding the Effective Date, and vesting over an 18 month period (1/4 vesting upon the Effective Date, a further 1/4 vesting six months after the Effective Date, a further 1/4 vesting twelve months after the Effective Date, and the final 1/4 vesting eighteen months after the Effective Date).

  The Company will, in good faith, consider the payment of a discretionary bonus to the Employee based on performance.

  The Employee shall be entitled to the compensation set forth above, even if the Formal Agreement is terminated by the Company prior to the end of the Initial Term (unless the Company terminates the Formal Agreement for cause, in which case the Employee shall only be entitled to such cash compensation paid to or owing to the Employee as of the termination date and such Options that have vested as of the termination date). If the Employee is terminated by the Company without cause prior to the end of the Initial Term, all unvested Options shall immediately vest, and the Employee shall have the right to exercise any or all of the Options within 90 days after the termination date.

Suite 320 - 1111 W. Hastings St. Vancouver BC V6E 2J3 | t (866) 748 1030 f (604) 682 3591 www.uraniumenergy.com NYSE MKT: UEC

  The Company shall reimburse the Employee for all pre-approved direct and reasonable expenses actually and properly incurred by the Employee for the benefit of the Company.

  The Employee shall be eligible to participate in the Company’s health insurance benefits plan to participate in the Company’s 401(k) plan.

This Letter of Intent is not intended to be a binding offer or to be a complete statement of the terms and conditions of the Formal Agreement referred to above, or to create any legally enforceable obligations of the parties.

If the foregoing is acceptable to you, please so indicate by executing this Letter of Intent, faxing or emailing a copy and returning the original signed to the undersigned. Upon receipt of your acceptance and agreement, the Company will prepare the Formal Agreement referenced above.

Yours very truly,

Uranium Energy Corp.

/s/ Amir Adnani

Per: Amir Adnani, President and CEO of the Company

ACCEPTANCE AND AGREEMENT

The foregoing is hereby accepted and agreed to by the undersigned this 28th day of August, 2014.

Signature: /s/ Scott Melbye
Name: Scott Melbye

Suite 320 - 1111 W. Hastings St. Vancouver BC V6E 2J3 | t (866) 748 1030 f (604) 682 3591 www.uraniumenergy.com NYSE MKT: UEC